                                  Exhibit 23.3

               Consent of Independent Certified Public Accountants

We hereby consent to the incorporation by reference in Sterling Financial Corporation's Registration Statements on Form S-3 (No. 33-55131) and Form S-8 (No. 333-28101 and 333-28065) of our report dated January 15, 1999, with respect to the consolidated statement of condition of North East Bancorp, Inc. and subsidiary as of December 31, 1998, and the related consolidated statements of income, comprehensive income, stockholders' equity and cash flows for the year then ended as set forth in Exhibit 99.2 to this Form 10-K.


                                          /s/ Whisman, Grygiel & Giordano, P.A.


Wilmington, Delaware
March 26, 2001